EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:	Watson Pharmaceuticals, Inc. Patty Eisenhaur Director, Investor Relations (909) 493-5611

WATSON PHARMACEUTICALS ANNOUNCES
SENIOR MANAGEMENT CHANGE

CORONA, CA — May 10, 2002 — Watson Pharmaceuticals, Inc. (NYSE: WPI) today announced that Robert C. Funsten, Watson’s Senior Vice President and General Counsel is leaving the company to pursue other opportunities. An active search for Mr. Funsten’s replacement will begin immediately. Michel J. Feldman, an attorney and Watson board member who has worked with Watson since its formation, will serve as interim general counsel.

     “Rob has done an outstanding job since joining the company in 1998 and has assembled a solid legal infrastructure that is enabling Watson to achieve its current and future objectives,” said Allen Chao, Ph.D., Chairman and Chief Executive Officer. “We wish him well in his future endeavors.”

     Watson Pharmaceuticals, Inc., headquartered in Corona, California, is a leading specialty pharmaceutical company that develops, manufactures, markets and distributes branded and generic pharmaceutical products. Watson pursues a growth strategy combining internal product development, strategic alliances and collaborations and synergistic acquisitions of products and businesses.

     For press release and other company information, visit Watson Pharmaceutical’s website at http://www.watsonpharm.com.

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